Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Technip Energies N.V. of our report dated November 10, 2020 relating to the financial statements, which appears in Technip Energies N.V.’s Registration Statement on Form F-1 (N0. 333-252215).

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 16, 2021